UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Church & Dwight Co., Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
CHURCH & DWIGHT CO., INC. PRINCETON SOUTH CORPORATE PARK 500 CHARLES EWING BOULEVARD EWING, NJ 08628	CHURCH & DWIGHT CO., INC. 2023 Annual Meeting Vote by April 26, 2023 11:59 PM ET

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You invested in CHURCH & DWIGHT CO., INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 27, 2023.

Get informed before you vote

View the Notice of Annual Meeting, Proxy Statement and 2022 Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 13, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

    *Please check the meeting materials for any special requirements for meeting attendance.

V1.1

  Vote at www.ProxyVote.com

  THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of ten nominees to serve as directors for a term of one year;

Nominees:

1a.	Bradlen S. Cashaw	For

1b.	Matthew T. Farrell	For

1c.	Bradley C. Irwin	For

1d.	Penry W. Price	For

1e.	Susan G. Saideman	For

1f.	Ravichandra K. Saligram	For

1g.	Robert K. Shearer	For

1h.	Janet S. Vergis	For

1i.	Arthur B. Winkleblack	For

1j.	Laurie J. Yoler	For

2.	An advisory vote to approve compensation of our named executive officers;	For

3.	An advisory vote to approve the preferred frequency of the advisory vote on compensation of our named executive officers;	Year

4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023;	For

5.	Approval of the Church & Dwight Co., Inc. Employee Stock Purchase Plan;	For

6.	Stockholder Proposal - Independent Board Chairman.	Against

To act on such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

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